UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2012

Coastal Banking Company, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-28333	58-2455445
(Commission File Number)	(IRS Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina	29902
(Address of principal executive offices)	(Zip Code)

(843) 522-1228
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Coastal Banking Company, Inc. (the “Company”) was held on May 23, 2012 (the “Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.  The matters listed below were submitted to a vote of the Company’s shareholders and the final voting results were as follows:

Votes on the election of four (4) Class I directors for a three-year term expiring in 2015 were as follows:

Name	For	Withheld	Abstentions	Broker Non-Votes
Christina H. Bryan	1,024,964	-	8,946	905,117
James W. Holden, Jr.	1,025,018	-	8,892	905,117
James C. Key	1,025,018	-	8,892	905,117
Michael G. Sanchez	1,025,018	-	8,946	905,063

Votes on the proposal to ratify the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2012 were as follows:

For	Against	Abstentions	Broker Non-Votes
1,895,836	582	40,866	1,743

Votes on the proposal to approve a non-binding resolution regarding the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s Proxy Statement for the Annual Meeting, including the executive compensation tables and related disclosure in the Proxy Statement, were as follows:

For	Against	Abstentions	Broker Non-Votes
942,675	61,646	29,590	905,116

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

Dated: May 23, 2012	By:	/s/ Paul Garrigues
Paul Garrigues
Chief Financial Officer

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